Exhibit 99.1

Xponential Fitness, Inc. Announces Appointment of Danielle Porto Parra as President

IRVINE, Calif., May 18, 2026 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, announced today that its Board of Directors has appointed Danielle Porto Parra as President, effective immediately.

Danielle is a seasoned operational leader with over 20 years of experience building and scaling high-performing brands. She brings deep expertise across marketing, operations, product development, and digital, with a proven ability to drive profitable growth, enhance operating performance, and strengthen brand relevance.

Her leadership experience spans Fortune 100 companies, private equity-backed organizations, franchise systems, and entrepreneurial high-growth businesses. Most recently, Danielle served as President Chief Brand Officer of McAlister’s Deli. Prior to that, she led Marketing & Culinary Innovation at GoTo Foods, across seven brands including Cinnabon, Auntie Anne’s and Jamba. She also has held C-level and executive roles at Pep Boys, Build.com, Caesars Entertainment and Petco. Danielle earned business and advertising degrees from the University of Georgia.

“On behalf of the Board, I am excited to announce Danielle’s appointment as Xponential continues to execute against its strategic priorities,” said Mr. Nuzzo, Chief Executive Officer, Director of Xponential Fitness. “Danielle brings deep expertise across both franchised and company-operated models, with a proven track record of improving unit-level economics, aligning operators, and enhancing the customer experience. Her ability to combine strategic vision with operational discipline positions her well to help us continue to build a best-in-class partnership with our franchisees. The Board is confident in her leadership and strategic perspective, and I look forward to working closely with her as we advance our mission.”

“I’m honored to join Xponential and our franchisees in our mission to improve health and wellness in everyday life,” said Ms. Parra, President of Xponential Fitness. “At the core of my leadership approach is a commitment to driving long-term success for our franchisees, when they succeed, our brands and the communities we serve thrive alongside them.”

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training, and yoga. In partnership with its franchisees, and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 28 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: franchisees’ ability to generate sufficient revenues; our ability to anticipate and satisfy consumer preferences; risks related to loss of reputation and brand awareness; our ability to manage changes in executive leadership; our ability to attract and retain key senior management and key employees; risks relating to expansion into international markets; macroeconomic conditions or economic downturns; geopolitical uncertainty, including the impact of the presidential administration in the U.S. trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2025, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

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